Exhibit 10.17

EXECUTION VERSION

CREDIT AND SECURITY AGREEMENT

dated as of

March 15, 2021

by and among

TALKSPACE NETWORK LLC and GROOP INTERNET PLATFORM, INC.

and

JPMORGAN CHASE BANK, N.A.

INNOVATION ECONOMY LENDING

THIS CREDIT AND SECURITY AGREEMENT (as it may be amended or modified from time to time, together with the Exhibits attached hereto from time to time, each of which is hereby incorporated herein and made a part hereof, this “Agreement”), is made as of March 15, 2021, by and among TALKSPACE NETWORK LLC, a Delaware limited liability company, and GROOP INTERNET PLATFORM, INC., a Delaware corporation (each and collectively, jointly and severally, “Borrower”), the other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (“Lender”).

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, capitalized terms shall have the meanings specified in Exhibit A attached hereto.

SECTION 1.02. Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Whenever possible, each provision of this Agreement and each Loan Document shall be interpreted in such manner as to be effective and valid under applicable law. Section headings are for convenience of reference only and do not affect the interpretation of this Agreement. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein). Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. Any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws). All time references in this Agreement shall be to Chicago time.

(a) Notwithstanding anything to the contrary contained in Section 1.02(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

(b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the parties hereto agree that in no event shall the Loan Agreement or any provision thereof be interpreted to prohibit the SPAC Transactions, and the consummation of the SPAC Transactions will not, on its own, result in a breach or default under the Loan Agreement.

SECTION 1.03. Status of Obligations. In the event that Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable Lender to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that Lender may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.”

ARTICLE II

Credit Facilities

SECTION 2.01. Revolving Commitment. Subject to the terms and conditions set forth herein, Lender agrees to make Revolving Loans to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the lesser of (x) the Revolving Commitment and (y) the Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Term Loans. Subject to the terms and conditions of this Agreement, upon Borrower’s request during the Draw Period, Lender agrees to make one or more term loans to Borrower in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000) (each, a “Term Loan” and collectively, the “Term Loans”) which Term Loans shall each constitute a “Loan” for all purposes under the Agreement. Each Term Loan shall be in minimum increments of One Million Dollars ($1,000,000) (or such lesser amount available to be drawn by Borrower). Borrower shall not be entitled to borrow any Term Loan after the end of the Draw Period or to reborrow any amounts repaid with respect to the Term Loans.

(a) Interest. The principal balance of the Term Loans outstanding from time to time shall bear interest in accordance with Section 2.09 of the Agreement. All interest on the Term Loans shall be due and payable accordance with Section 2.09 of the Agreement.

(b) Principal Payments. Payments with respect to the Term Loans shall be made in dollars and in immediately available funds, without any offset or counterclaim. Borrower hereby unconditionally promises to pay to Lender, beginning on the first Business Day of the month following the last day of the Draw Period, and continuing on the first Business Day of each month thereafter until the Term Loan Maturity Date, thirty-six (36) equal payments of principal. To the extent not previously paid, the unpaid balance of principal and accrued and unpaid interest under the Term Loans shall be paid in full in cash by Borrower on the Term Loan Maturity Date.

(c) Borrower may make voluntary prepayments of the Term Loans in accordance with the provisions of Section 2.07(a) of the Agreement.

(d) Notwithstanding the provisions of Section 2.07(c) of the Agreement, any amounts required to be applied to the prepayment of the Obligations pursuant to Section 2.07(c) of the Agreement that are proceeds of Equipment, Fixtures or real property subject to any Prepayment Event shall be applied, first, to prepay the Term Loans, and second, to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment. If the precise amount of insurance or condemnation proceeds allocable to Equipment, Fixtures and real property, as compared to Inventory, is not otherwise determined, the allocation and application of those proceeds shall be determined by Lender, in its Permitted Discretion.

(e) All partial prepayments of the Term Loans shall be applied to installments of principal in respect of the Term Loans in the inverse order of their maturities.

SECTION 2.03. Requesting Loans. To request a Loan, Borrower shall notify Lender of such request either in writing (delivered by hand, fax or e-mail) by delivering a Borrowing Request signed by Borrower or through Lender’s web portal access for Borrower, if arrangements for doing so have been approved by Lender (or if an Extenuating Circumstance shall exist, by telephone) not later than noon on the date of the proposed advance. Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon cessation of the Extenuating Circumstance by hand delivery, facsimile, e-mail or through Lender’s web portal access for Borrower of a written Borrowing Request in a form approved by Lender and signed by Borrower. Each such written (or if permitted, telephonic) Borrowing Request shall specify the following information: (i) the aggregate amount of the requested advance and a breakdown of the separate wires comprising such advance; and (ii) the date of such Loan, which shall be a Business Day.

SECTION 2.04. Funding of Loans. Lender shall make each Loan to be made by it hereunder on the proposed date thereof available to Borrower by promptly crediting the amounts in immediately available funds to the Funding Account(s); provided that deemed requests for Revolving Loans under Section 2.12(c) shall be retained by Lender.

SECTION 2.05. Termination of Commitment.

(a) Unless previously terminated, (i) the commitment of Lender to make Term Loans shall terminate at 2:00 p.m., Eastern time on the date the Draw Period expires, and (ii) the Revolving Commitment shall terminate on the Revolving Maturity Date.

(b) Borrower may at any time terminate the Revolving Commitment upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the payment in full of the accrued and unpaid fees, and (iii) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon. Borrower shall notify Lender of its irrevocable election to terminate the Revolving Commitment under this Section 2.05 at least 5 Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. Any termination of the Revolving Commitment shall be permanent.

SECTION 2.06. Repayment and Amortization of Revolving Loans; Evidence of Debt.

(a) Borrower hereby unconditionally promises to pay to Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date.

(b) Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall execute and deliver to Lender a promissory note payable to Lender (or, if requested by Lender, to Lender and its registered assigns) and in a form prepared by Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.07. Prepayment of Loans.

(a) Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to one Business Day prior notice. Borrower shall notify Lender of such prepayment by e-mail or facsimile or by telephone (confirmed by facsimile). Such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.09.

(b) In the event and on such occasion that the Revolving Exposure exceeds the lesser of (A) the Revolving Commitment and (B) the Borrowing Base, Borrower shall prepay the outstanding Revolving Exposure in an aggregate amount equal to such excess (or, if no Revolving Loans are outstanding, deposit cash collateral in the LC Collateral Account in an aggregate amount equal to such excess, in accordance with Section 2.10(h)).

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, unless Lender otherwise agrees in connection with Borrower’s request to use such Net Proceeds for replacement of lost property, Borrower shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.10(d) below in an aggregate amount equal to 100% of such Net Proceeds as follows: all such amounts shall be applied, first to prepay the Term Loans, second to repay the Revolving Exposure without a corresponding reduction in the Revolving Commitment, and third to cash collateralize outstanding LC Exposure.

SECTION 2.08. Fees.

(a) Borrower agrees to pay to Lender a commitment fee, which shall accrue at a per annum rate equal to one-quarter of one percent (0.25%) of the average daily amount of the available Revolving Commitment (that is, the Revolving Commitment minus the Revolving Exposure) during the period from and including the Effective Date to but excluding the date on which the Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Borrower agrees to pay to Lender, on the earlier to occur of (x) June 30, 2021 or (y) the termination of this Agreement, an upfront fee in respect of the Revolving Commitment in an amount equal to Fifty Thousand Dollars ($50,000).

(c) Borrower agrees to pay to Lender the Final Payment, when due hereunder.

(d) Borrower agrees to pay (i) to the Lender a letter of credit fee with respect to Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Revolving Loans on the daily amount of the Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the Revolving Commitment terminates and the date on which Lender ceases to have any LC Exposure, and (ii) Lender’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Letter of credit fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitment terminates and any such fees accruing after the date on which the Revolving Commitment terminates shall be payable on demand. Any other fees payable to Lender pursuant to this paragraph shall be payable within ten (10) days after demand. All letter of credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) All fees payable hereunder shall be deemed fully earned on, and paid on, the dates due in immediately available funds. Fees paid shall not be refundable under any circumstances.

SECTION 2.09. Interest.

(a) Loans shall bear interest at a per annum rate equal to (x) in respect of each Term Loan, the greater of (i) the Prime Rate plus the Applicable Margin or (ii) four and three-quarters of one percent (4.75%), and (y) in respect of each Revolving Loan, the greater of (i) the Prime Rate plus the Applicable Margin or (ii) three and three-quarters of one percent (3.75%); provided, that the interest rate hereunder shall never be less than zero on any day.

(b) Notwithstanding the foregoing, during the occurrence and continuance of a Default, Lender may, at its option, by notice to Borrower, declare that (i) all Loans shall bear interest at 5.00% plus the rate otherwise applicable to such Loans as provided above, or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 5.00% plus the rate applicable to such fee or other obligation as provided hereunder.

(c) Accrued interest on each Loan (accrued through the last day of the prior calendar month) shall be payable by Borrower in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment; provided that (i) interest accrued on any Loan pursuant to paragraph (b) above shall be payable on demand, and (ii) in the event of any repayment or prepayment of the Term Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Prime Rate shall be determined by Lender, and such determination shall be conclusive absent manifest error.

SECTION 2.10. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to Lender, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, Lender shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from issuing such Letter of Credit, or any Requirement of Law relating to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which Lender in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of Lender applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or fax (or transmit through Electronic System, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by Lender and using Lender’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $1,000,000, and (ii) the Revolving Exposure shall not exceed the lesser of the Revolving Commitment and the Borrowing Base.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

(d) Reimbursement. If Lender shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to Lender an amount equal to such LC Disbursement not later than 11:00 a.m., Eastern time, on (i) the Business Day that Borrower receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., Eastern time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is received after 9:00 a.m., Eastern time, on the day of receipt.

(e) Obligations Absolute. Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of any (i) lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. Neither Lender nor any of its Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Lender; provided that the foregoing shall not be construed to excuse Lender from liability to Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of Lender (as finally determined by a court of competent jurisdiction), Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(f) Disbursement Procedures. Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Lender shall promptly notify Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse Lender with respect to any such LC Disbursement.

(g) Interim Interest. If Lender shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Loans and such interest shall be due and payable on the date when such reimbursement is due; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.09(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of Lender.

(h) Cash Collateralization. On the Revolving Line Maturity Date or if any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from Lender demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with Lender, in the name and for the benefit of Lender (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (c) or (f) of Article VII. Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.07(b). Each such deposit shall be held by Lender as collateral for the payment and performance of the Secured Obligations. Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and Borrower hereby grants Lender a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Lender and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Lender.

(i) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(j) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, Borrower (i) shall reimburse, indemnify and compensate Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.11. Taxes.

(a) Withholding of Taxes; Gross Up. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as otherwise required by applicable law; provided that, if any Loan Party shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) such Loan Party shall make such deductions; (ii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; and (iii) the sum payable shall be increased as necessary so that after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law (and deliver evidence of such payment to Lender), or at the option of Lender timely reimburse it for, Other Taxes.

(c) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by Lender shall be conclusive absent manifest error.

(d) Treatment of Certain Refunds. If Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, then it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(d), in no event will Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.11 the payment of which would place Lender in a less favorable net after-Tax position than Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(e) Status of Lenders. Each Lender shall deliver to Borrower a duly executed IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax. Each Lender or other person holding an interest in the Obligations that is entitled to an exemption from or reduction of withholding Tax made under any Loan Document will deliver to Borrower documentation reasonably requested by the Borrower to permit payments to be made hereunder without withholding or at a reduced rate of withholding. Each such person will deliver to Borrower any information reasonably necessary to determine if such Lender is subject to FATCA, backup withholding or information reporting requirements. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or notify the Borrower of its legal inability to do so.

SECTION 2.12. Payments Generally; Allocation of Proceeds.(a) Borrower shall make each payment required to be made by them hereunder prior to 2:00 p.m. on the date when due, in immediately available funds in U.S. dollars, without setoff, recoupment or counterclaim. Any amounts received after such time on any date shall be deemed to have been received by Lender on the immediately following Business Day. All such payments shall be made to Lender at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois (or such other location as Lender may specify to Borrower in writing). Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) Any payments received by Lender (including from proceeds of Collateral) not constituting either (A) a specific payment of principal, interest, fees or other sums payable under the Loan Documents (which shall be applied as specified by Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.07), shall be applied by Lender to the payment of the Secured Obligations in such order as Lender may elect in its sole discretion. Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of Lender, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums chargeable to or required to be paid by Borrower under the Loan Documents, may be paid from the proceeds of Loans made hereunder whether made following a request by Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with Lender. Each Borrower hereby irrevocably (i) authorizes Lender, even if the conditions precedent set forth in Section 4.02 have not been satisfied, to make a Loan for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute a Loan and that all such Loans shall be deemed to have been requested pursuant to Sections 2.03, and (ii) authorizes Lender to charge any deposit account of any Borrower maintained with Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) Lender may from time to time in its discretion and solely for Borrower’ convenience provide Borrower with account statements with respect to any of the Secured Obligations (the “Statements”). The Statements may contain estimates of the amounts owed during the relevant billing period. If Borrower pay the full amount indicated on a Statement on or before the due date indicated on such Statement, Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by Lender of any payment that is less than the total amount actually due at that time shall not constitute a waiver of Lender’s right to receive payment in full at another time.

SECTION 2.13. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Lender. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or application of proceeds. The provisions of this Section shall survive the termination of this Agreement.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to Lender that:

SECTION 3.01. Organization; Powers; Authorization; Etc.; No Conflicts. Each Loan Party is duly organized, or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party, and (c) will not violate or result in a default under any material agreement or other material instrument binding upon any Loan Party or the assets of any Loan Party.

SECTION 3.02. Financial Condition; No Material Adverse Change. All balance sheets, profit and loss statements, and other financial statements and other written information furnished to Lender are accurate and fairly reflect the financial condition of the Loan Parties to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.03. Properties. Each of the Loan Parties has good title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than Permitted Liens. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, and the use thereof by each Loan Party does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement except as disclosed in the Perfection Certificate.

SECTION 3.04. Litigation and Environmental Matters. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid Taxes or environmental liability) is pending or threatened against any Loan Party which, if determined adversely, could not reasonably be expected to have a Material Adverse Effect. No Loan Party has failed to comply with any environmental law or to obtain, maintain or comply with any permit, license or other approval required under any environmental law except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Compliance with Laws and Agreements; No Default. Each Loan Party is in compliance with (i) all Requirement of Law applicable to it or its property and (ii) all material agreements and other material instruments binding upon it or its property. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement to which it is a party. No Default has occurred and is continuing.

SECTION 3.06. Investment Company Status. No Loan Party is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.07. Taxes. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (x) those presently being contested by it in good faith by appropriate proceedings and for which adequate reserves have been provided or (x) Taxes which do not, individually or in the aggregate, exceed $25,000. No Liens have been filed and no claims are being asserted with respect to any such Taxes.

SECTION 3.08. ERISA. No ERISA Event involving any Loan Party has occurred or is reasonably expected to occur.

SECTION 3.09. Disclosure. (a) The Loan Parties have disclosed to Lender all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to the Loan Parties that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates, or other information furnished by or on behalf of any Loan Party to Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) As of the Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.10. Employment Matters. Each Loan Party is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices.

SECTION 3.11. Anti-Corruption Laws and Sanctions. Each Loan Party and its respective officers and employees and, to the knowledge of such Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or, to the knowledge of any such Loan Party or Subsidiary, employees, or (b) to the knowledge of any such Loan Party, any agent of such Loan Party that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or other extension of credit made hereunder, use of proceeds, the Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.12. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit, directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by Lender to Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.13. Solvency. (i) The fair value of the assets of each Loan Party, at a fair valuation, exceeds its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Loan Party has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of Lender to make Loans hereunder shall not become effective until Lender (or its counsel) shall have received following, each in form and substance satisfactory to Lender:

(a) Credit Agreement and Loan Documents. (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to Lender (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as Lender shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, all in form and substance satisfactory to Lender.

(b) Financial Statements and Projections. Lender shall have received (i) audited consolidated financial statements of Borrower for the fiscal year ended December 31, 2019, (ii) unaudited interim consolidated financial statements of Borrower for each month ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of Lender, reflect any material adverse change in the consolidated financial condition of Borrower, as reflected in the audited financial statements described in clause (i) of this paragraph, and (iii) satisfactory Projections through December 31, 2022.

(c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. Lender shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(d) Fees. Lender shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by Borrower to Lender on or before the Effective Date.

(e) Lien Searches. Lender shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and each jurisdiction where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to Lender.

(f) Reserved.

(g) Funding Account. Lender shall have received a notice designating the Funding Account to which Lender is authorized by Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(h) Reserved.

(i) Borrowing Base Certificate. Lender shall have received a Borrowing Base Certificate, dated as of the Effective Date, which calculates the Borrowing Base as of the Business Day immediately preceding the Effective Date.

(j) Pledged Equity Interests; Stock Powers; Pledged Notes. To the extent applicable, Lender shall have received (i) the certificates representing the Equity Interests pledged pursuant to this Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to Lender pursuant to this Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(l) Reserved.

(m) Due Diligence. Lender and its counsel shall have completed all business and legal due diligence, including, without limitation, an investor call, the results of which shall be satisfactory to Lender in its sole discretion.

(n) USA PATRIOT Act, Etc. (i) Lender shall have received, (x) at least five (5) days prior to the Effective Date, all documentation and other information regarding Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of Borrower at least ten (10) days prior to the Effective Date, and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and (ii) Lender shall have received, to the extent Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower at least five (5) days prior to the Effective Date, to the extent requested in writing of Borrower at least ten (10) days prior to the Effective Date.

(o) Other Documents. Lender shall have received such other documents as Lender or its counsel may have reasonably requested, including, without limitation, a legal opinion of Borrower’s counsel dated as of the Effective Date in form and substance acceptable to Lender.

Lender shall notify Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of Lender to make Loans and to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Eastern time, on the applicable date.

SECTION 4.02. Conditions Precedent to each Loan. The obligation of Lender to make each Loan, and to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respect with the same effect as though made on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b) At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

(c) If such Borrowing is in respect of a Revolving Loan, Lender shall have received a Borrowing Base Certificate, dated as of the date of such Borrowing, which calculates the Borrowing Base as of the Business Day immediately preceding the date of such Borrowing; and

(d) Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.

Each request for a Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c), and (d) of this Section.

SECTION 4.03. Post-Closing Requirements. Borrower shall comply with the following requirements within the time periods stated, or such later dates as Lender may determine in its sole discretion. Failure to comply with the foregoing shall constitute an Event of Default for which no cure or grace period shall apply:

(a) within the time periods set forth therein, Borrower shall provide Lender with evidence satisfactory to Lender demonstrating that Borrower is in compliance with the terms of Section 5.13; and

(b) Within ninety (90) days after the Effective Date (or such longer period as agreed by Lender in its sole discretion), Borrower shall deliver to Lender evidence of insurance coverage in form, scope, and substance reasonably satisfactory to Lender and otherwise in compliance with the terms of Section 5.10 of this Agreement.

ARTICLE V

Affirmative Covenants

Until the Commitment shall have expired or been terminated and all Obligations shall have been paid in full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with Lender that:

SECTION 5.01. Reporting. Borrower will furnish to Lender the following

(a) within 120 days after the end of each fiscal year of the Loan Parties starting with the fiscal year ending December 31, 2020, their audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants acceptable to Lender (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b) within 30 days after the end of each fiscal month of the Loan Parties starting with the fiscal month ending March 31, 2021, its consolidated and, if applicable, consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Borrower as presenting fairly in all material respects the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer in form and detail acceptable to Lender, (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth in Section 5.13, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.02 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) within 30 days of the end of each fiscal year of the Loan Parties starting with the fiscal year ending December 31, 2021, a copy of the plan and forecast (including a projected consolidated and, if applicable, consolidating balance sheet, income statement and cash flow statement) of the Loan Parties for each month of the then-current fiscal year, in form and detail reasonably satisfactory to Lender with comparative detail to be provided for the fiscal year ending December 31, 2023;

(e) within 30 days of the end of each calendar month starting with the fiscal month ending March 31, 2021, and at such other times as may be necessary to re-determine Availability or as requested by Lender, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as Lender may reasonably request;

(f) within 30 days of the end of each fiscal month, starting with the fiscal month ending March 31, 2021 a detailed aging of Borrower’ Accounts including all invoices aged by invoice date and due date (with an explanation of the terms offered) prepared in a manner reasonably acceptable to Lender, together with a summary specifying the name, address, and balance due for each Account Debtor;

(g) [Reserved];

(h) as soon as available, and in any event within 5 days after being made available to Borrower’s board of directors, copies of all statements, reports, financial information and notices (including, without limitation, any board packages) made available to Borrower’s board of directors;

(i) promptly after any request therefor by Lender, copies of any documents relating to any ERISA plan or other employee benefit pension plan of any Loan Party;

(j) promptly following any request therefor, copies of any detailed material audit reports, material management letters or material recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of any Borrower or any Subsidiary, or any audit of any of them as Lender may reasonably request; and

(k) promptly following any request therefor, (x) such other information regarding the operations, assets, liabilities, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party, or compliance with the terms of the Loan Documents, as Lender may reasonably request, and (y) information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including but not limited to the USA PATRIOT Act.

SECTION 5.02. Notices of Material Events. Borrower will furnish to Lender prompt written notice of (a) all existing and all threatened litigation, claims, investigations, administrative proceedings and similar actions in excess of $100,000; (b) any changes in applicable law affecting any Loan Party or any other development which could have a Material Adverse Effect on such Loan Party’s business, assets, affairs, prospects or financial condition; (c) the occurrence of any Default; (d) the institution of steps by a Loan Party to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which such Loan Party may have liability; (e) the violation by any Loan Party of any environmental law or action against a Loan Party that seeks to impose any material environmental liability; (f) any loss, damage, or destruction to the Collateral in the amount of $100,000 or more, whether or not covered by insurance; (g) within two Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral valued in excess of $100,000 is located; (h) any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral valued in excess of $100,000; (i) all material amendments to any Material Agreement, together with a copy of each such amendment; (j) any material change in accounting or financial reporting practices by any Borrower or any Subsidiary; (k) any changes to its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, and (l) any change in the information provided in the Beneficial Ownership Certification delivered to Lender that would result in a change to the list of beneficial owners identified in such certification. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Each Loan Party will maintain its existence and carry on and conduct its business in compliance with Requirement of Law and in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04. Payment of Obligations. Each Loan Party will pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except as they may be contested in good faith by appropriate proceedings if they have been properly reflected on its books and, at Lender’s request, adequate funds or security has been pledged or reserved to insure payment.

SECTION 5.05. Maintenance of Properties. Each Loan Party will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Lender (including employees of the Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Lender), upon at least 3 Business Days’ notice, to visit and inspect its properties and conduct at the Loan Party’s premises field examinations of the Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Lender to contact its independent accountants directly). The Loan Parties acknowledge that the Lender, after exercising its rights of inspection, may prepare certain Reports pertaining to the Loan Parties’ assets for internal use by the Lender. Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing such inspections shall be conducted no more frequently than once per calendar year and (ii) no Loan Party will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter pursuant to this Section 5.06 in respect of which disclosure to Lender (or their respective representatives or contractors) (a) is prohibited by Requirements of Law or any binding confidentiality agreement, or (b) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.07. Compliance with Laws. Each Loan Party will comply with each Requirement of Law applicable to it or its property (including without limitation Anti-Corruption Laws and applicable Sanctions), except, in case of a Requirement of Law other than Anti-Corruption Laws and applicable Sanctions, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans or any other extensions of credit hereunder will be used only for working capital and general purposes in the ordinary course of business. No part of the proceeds of any Loan or any other extension of credit hereunder will be used, whether directly or indirectly (i) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X; (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws; (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions; or (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09. Accuracy of Information. The Loan Parties will ensure that any information furnished to Lender by the Loan Parties contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.10. Insurance. Each Loan Party will maintain insurance with financially sound and reputable insurers having a financial strength rating of at least A- by A.M. Best Company, with such insurance and insurers to be satisfactory to Lender, covering its property, the Collateral and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices, and furnish to Lender, upon request of Lender, but no less frequently than annually, reports on each existing insurance policy showing such information as Lender may reasonably request. If a Loan Party fails to obtain any insurance as required by this Section, Lender may purchase insurance at the applicable Loan Party’s expense to protect Lender’s interests in the Collateral. In addition, at the request of Lender, all insurance policies required hereunder shall name Lender as an additional insured or lender loss payee, as applicable, and shall contain lender loss payable clauses through endorsements in form and substance satisfactory to Lender.

SECTION 5.11. Casualty and Condemnation. Borrower will furnish to Lender prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.12. Liquidity. On or prior to July 1, 2021 (such period referred to as the “Transition Period”), each Loan Party and each Subsidiary will move its cash and Cash Equivalents to accounts maintained by such Loan Party or Subsidiary (as applicable) with Lender as to which Lender shall have a first priority security interest; provided, that during the Transition Period, each Loan Party shall maintain (i) at least twenty-five percent (25%) of its cash and Cash Equivalents in accounts with Lender on or prior to May 1, 2021, and (ii) at least fifty percent (50%) of its cash and Cash Equivalents in accounts with Lender on or prior to June 1, 2021. Notwithstanding the foregoing, during the Transition Period, Borrower shall continue to move all amounts in the payment processor accounts disclosed in the Perfection Certificate delivered on the Effective Date to its bank accounts consistent with past practices, and after the Transition Period, to the Funding Account or such other deposit account of such Loan Party maintained with Lender.

SECTION 5.13. Financial Covenant. Borrower shall deliver to Lender monthly, together with each Compliance Certificate delivered pursuant to Section 5.01(c) starting with the month ending May 31, 2021, evidence satisfactory to Lender demonstrating that Borrower has achieved for the applicable monthly period at least eighty-five percent (85%) of the net revenue disclosed in the annual projections delivered to Lender pursuant to Section 5.01(d), or for the year ending December 31, 2021, as disclosed to Lender prior to the Closing Date.

SECTION 5.14. Formation or Acquisition of Subsidiaries. Contemporaneously with any Loan Party forming or acquiring any domestic Subsidiary, such domestic Subsidiary shall execute a joinder to this Agreement to become a Loan Party and to grant Lender a first priority security interest in the Collateral.

ARTICLE VI

Negative Covenants

Until the Commitment shall have expired or been terminated and all Obligations shall have been paid in full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with Lender that:

SECTION 6.01. Indebtedness. No Loan Party will create, incur or suffer to exist any Indebtedness, except Permitted Indebtedness.

SECTION 6.02. Liens. No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except Permitted Liens.

SECTION 6.03. Fundamental Changes.

(a) No Loan Party will (i) engage in any business activities substantially different from those in which it is presently engaged; (ii) cease operations, dissolve or liquidate, (iii) divide, merge or consolidate with any other Person, (iv) except in compliance with Section 5.14, create any Subsidiary (other than any Subsidiary existing as of the Effective Date); (v) change its fiscal year from the basis in effect on the Effective Date, (vi) change the accounting basis upon which its financial statements are prepared, or (vii) enter into any agreement relating to any swap, forward, spot, future, credit default or derivative transaction.

(b) No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Lender. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Lender as required above), each Division Successor shall be required to comply with the obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will (a) purchase, hold or acquire any Equity Interest or other securities of any Person; (b) purchase, hold or acquire any indebtedness of any Person; (c) make any loans or advances to, or make any investment or acquire any interest whatsoever in (including any option, warrant or other right to acquire any of the foregoing), any Person; (d) guaranty any obligations of any Person; or (e) purchase or otherwise acquire any Person or assets constituting a business unit of any Person (whether through the purchase of assets, merger or otherwise); except: (1) extensions of trade credit to customers in the ordinary course of business on ordinary terms, (2) existing investments in Subsidiaries (if any) that are Loan Parties, (3) Cash Equivalents, and (4) Permitted Investments.

SECTION 6.05. Asset Sales. No Loan Party will sell, transfer, lease or otherwise dispose of (including pursuant to a “plan of division”) any asset which results in proceeds of greater than $100,000, including any Equity Interest owned by it, nor will any Loan Party permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except: (a) sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business; (b) sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof; and (c) sales, transfers and dispositions of Cash Equivalents.

SECTION 6.06. Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) any Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and (ii) Subsidiaries of Borrower may declare and pay dividends ratably with respect to their Equity Interests.

(b) No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of Indebtedness created under the Loan Documents, and (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of Subordinated Indebtedness prohibited by the relevant subordination agreement or subordination provisions thereof.

SECTION 6.07. Transactions with Affiliates. No Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions that are in the ordinary course of business and are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (ii) investments in Subsidiaries permitted by Section 6.04.

SECTION 6.08. Restrictive Agreements. No Loan Party will enter into any agreement with any Person other than Lender which prohibits or limits its ability to create or permit to exist any Lien on any of its property or Guarantee the Secured Obligations, whether now owned or hereafter acquired.

SECTION 6.09. Amendment of Material Documents. No Loan Party will amend, modify or waive any of its rights under (a) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents in a manner that negatively impacts Lender’s rights or remedies under the Loan Documents, (b) any agreement relating to any Subordinated Indebtedness, or (c) any Material Agreement, to the extent any such amendment, modification or waiver would be adverse to Lender.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. Any one or more of the following events shall constitute an “Event of Default” hereunder:

(a) Borrower shall fail to pay (i) any principal or interest on any Loan or any reimbursement obligation in respect of any LC Disbursement when due, or (ii) any fee or any other amount payable under this Agreement or any other Loan Document, or any agreement or instrument evidencing other debt to any Person, within two (2) Business Days after the same shall become due and payable;

(b) any Loan Party: (i) fails to observe or perform or otherwise violates any other term, covenant, condition or agreement of, or any default occurs and is continuing under, Section 5.01, 5.02, 5.03 (but only in respect of legal existence), 5.04, 5.06, 5.07, 5.08, 5.10, 5.11, 5.12, 5.13 or 5.14 or in Article VI of this Agreement; (ii) fails to observe or perform or otherwise violates any other term, covenant condition or agreement of, or any default occurs and is continuing under, this Agreement (other than those specified in clause (a) or (b)(i)), and such failure continues unremedied for thirty (30) days; (iii) makes any materially incorrect or misleading representation, warranty, or certificate to Lender; (iv) makes any materially incorrect or misleading representation in any financial statement or other information delivered to Lender; or (v) defaults under the terms of any agreement or instrument relating to any Material Indebtedness (other than the debt evidenced by this Agreement or any other Loan Document) and the effect of such default will allow the creditor to declare the debt due before its stated maturity or any such Material Indebtedness is not paid when due;

(c) any Loan Party: (i) becomes insolvent or unable to pay its debts as they become due; (ii) makes an assignment for the benefit of creditors; (iii) consents to the appointment (or any appointment is made) of a custodian, receiver, or trustee for itself or for a substantial part of its assets; (iv) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws; (v) conceals or removes any of its assets, with intent to hinder, delay or defraud any of its creditors; (vi) makes or permits a transfer of any of its assets, which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (vii) makes a transfer of any of its assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid;

(d) proceedings are commenced under any bankruptcy, reorganization, liquidation, or similar laws against any Loan Party and remain undismissed for thirty (30) days after commencement; or any Loan Party consents to the commencement of those proceedings;

(e) any judgment is entered against any Loan Party, or any attachment, seizure, sequestration, levy, or garnishment is issued against any assets of any Loan or any Collateral in an amount greater than One Hundred Thousand Dollars ($100,000);

(f) an ERISA Event shall occur;

(g) a Change in Control shall occur;

(h) in the event (i) any Guarantor terminates or revokes or purports to terminate or revoke its Guaranty or any Guarantor’s Guaranty becomes unenforceable in whole or in part, (ii) any Guarantor fails to perform promptly under its Guaranty, or (iii) any Guarantor fails to comply with, or perform under any agreement, now or hereafter in effect, between such Guarantor and Lender;

(i) except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien;

(j) any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(k) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms, or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;

(l) any event, change or condition shall have occurred that has had, or could reasonably be expected to have, a Material Adverse Effect; or

(m) any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of the $100,000.

SECTION 7.02. Remedies. Upon the occurrence of any Event of Default, Lender may exercise (at the same or different times) any or all of the following rights and remedies: (a) terminate the Commitment; (b) declare the Loans and other Obligations then outstanding to be due and payable (in whole or in part), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party; provided that, in the case of any Event of Default described in Section 7.01(c) or 7.01(d) with respect to any Borrower, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; and (c) require any Loan Party to cash collateralize the LC Exposure in accordance with Section 2.10(h) hereof.

In addition, upon the occurrence of any Event of Default, Lender may exercise (at the same or different times) any or all of the following rights and remedies: (a) exercise any and all other rights pursuant to this Agreement or any of the other Loan Documents, at law, in equity, under the UCC, or otherwise (including increasing the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement); (b) exercise all rights of setoff that Lender may have contractually, by law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien), in equity or otherwise; (c) give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to the Collateral subject thereto; (d) without notice, demand or advertisement of any kind to the Loan Party or any other Person, enter the premises of the Loan Party where any Collateral is located (through self-help and without judicial process) and collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales, for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Lender may deem commercially reasonable; and (e) concurrently with written notice to the relevant Loan Party, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Loan Party hereby expressly releases. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

Each Loan Party agrees to stand still with regard to Lender’s enforcement of its rights, including taking no action to delay, impede or otherwise interfere with Lender’s rights to realize on any Collateral. Lender is authorized, after the occurrence and during the continuance of an Event of Default, to setoff and apply all (a) deposits and Deposit Accounts of any Loan Party (whether general, special, time, demand, provisional or final) at any time held by Lender; (b) any and all securities and other personal property of any Loan Party in the custody, possession or control of Lender, JPMorgan Chase & Co. or their respective Subsidiaries and Affiliates (other than assets held by Lender in a fiduciary capacity); and (c) all indebtedness at any time owing by Lender to or for the credit or account of any Loan Party and any claim of any Loan Party (whether individual, joint and several or otherwise) against Lender now or hereafter existing, against (in each case) any and all Obligations. This right of setoff may be exercised at any time from time to time after the occurrence of any default, without prior notice to or demand on any Loan Party and regardless of whether any Obligations are contingent, unmatured or unliquidated.

Upon the request of Lender after the occurrence and during the continuance of an Event of Default, the Loan Party will: (a) assemble and make available to Lender the Collateral; (b) permit Lender through its representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral is located, to take possession of all or any part of the Collateral, to remove all or any part of the Collateral, and to conduct sales of the Collateral, without any obligation to pay the Loan Party for such use and occupancy; (c) at its own expense, cause the independent certified public accountants then engaged by the Loan Party to prepare and deliver to Lender, at any time, promptly upon Lender’s request, the following reports with respect to the Loan Party: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts; and (d) take any such other action requested by Lender in order for Lender to realize on the Collateral.

For the purpose of enabling Lender to exercise the rights and remedies under this Section 7.02 at such time as Lender shall be lawfully entitled to exercise such rights and remedies, the Loan Party hereby (a) grants to Lender, for the benefit of itself and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Loan Party) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by the Loan Party in which such Loan Party has rights, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that Lender may sell any of the Loan Party’s Inventory directly to any person, and in connection with any such sale or other enforcement of Lender’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Loan Party and any Inventory that is covered by any copyright owned by or licensed to the Loan Party and Lender may finish any work in process and affix any trademark owned by or licensed to the Loan Party and sell such Inventory as provided herein.

Lender shall not be required to (a) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Loan Party, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (b) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (c) effect a public sale of any Collateral.

This Article VII shall not be understood to limit any rights or remedies available to Lender prior to an Event of Default.

ARTICLE VIII

Collateral

SECTION 8.01. Collateral. To secure the prompt payment and performance of the Secured Obligations, whether now existing or hereafter arising, each Loan Party hereby grants to Lender, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Loan Party, and whether owned or consigned by or to, or leased from or to, such Loan Party, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including all: (i) Accounts; (ii) Chattel Paper; (iii) Commercial Tort Claims; (iv) Deposit Accounts; (v) Documents; (vi) Equipment; (vii) Fixtures; (viii) General Intangibles (including without limitation copyrights, patents and trademarks, and the goodwill of the business represented thereby); (ix) Instruments; (x) Inventory; (xi) Investment Property; (xii) letters of credit, Letter-of-Credit Rights and Supporting Obligations; (xiii) cash and cash equivalents; and (xiv) all accessions to, substitutions for and replacements, proceeds (including all dividends and distributions), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided, that notwithstanding anything to the contrary in this Agreement, “Collateral” shall not include Excluded Property.

SECTION 8.02. Jurisdiction of Organization. Each Loan Party’s legal name, entity type, organizational number and state of organization are correctly set forth on the Perfection Certificate. No Loan Party has, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, except as disclosed on the Perfection Certificate. No Loan Party shall change its legal name or jurisdiction of organization without Lender’s prior written consent.

SECTION 8.03. Locations; Collateral Records. Each Loan Party’s chief executive office, principal place of business, and other places of business, and all locations of such Loan Party’s Collateral (including its books and records, but excluding Inventory in transit and motor vehicles used in its business), are disclosed on the Perfection Certificate. No Loan Party will change any such location without providing Lender at least 10 days’ prior written notice of such change and then only after taking all action required by Lender to perfect or maintain the perfection of Lender’s Lien on the Collateral (at which time the Perfection Certificate shall be deemed amended to include any such other locations), provided at all times such locations shall be in the United States of America. The Loan Party will maintain complete and accurate books and records with respect to the Collateral and furnish to Lender such reports relating to the Collateral as Lender shall from time to time request.

SECTION 8.04. Title to Properties; Dispositions. Each Loan Party has good and valid rights in or the power to transfer its Collateral and title to its Collateral, free and clear of all Liens except for Liens permitted under Section 6.02, and has full power and authority to grant to Lender the security interest in the Collateral pursuant hereto. Each Loan Party agrees to take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

SECTION 8.05. Performance of Obligations. Each Loan Party will perform and comply with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral (it being agreed that Lender has no responsibility to perform any such obligation).

SECTION 8.06. Security Interest. The provisions of this Agreement create legal and valid Liens on all of the Collateral in favor of Lender, for the benefit of the Secured Parties, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except for Liens expressly permitted by Section 6.02. When financing statements have been filed in the appropriate offices against the Loan Parties in the jurisdictions where such Loan Parties are organized as set forth on the Perfection Certificate, Lender will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted by Section 6.02.

SECTION 8.07. Pledged Collateral. The Loan Parties shall provide to Lender a list of all Pledged Collateral (including any Equity Interests in any other Loan Party) and, the Loan Parties shall promptly notify Lender in writing of any additional Pledged Collateral acquired or arising after the date thereof. Upon the request of Lender, (a) certificates for all certificated Pledged Collateral shall be promptly delivered by the Loan Parties to Lender duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, and (b) the Loan Parties shall cause to be duly executed and delivered to Lender Control Agreements with respect to any Pledged Collateral that may be perfected by control under the UCC. Without in any way limiting the foregoing and subject to Section 9.13 during the existence of any Event of Default:

(i) The Loan Parties shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of Lender in respect of the Pledged Collateral. The Loan Party will permit Lender or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(ii) The Loan Parties shall be entitled to receive all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of this Agreement; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement. After the occurrence and during the continuance of an Event of Default, at the written direction of Lender, all such dividends and interest shall be paid over to Lender and applied or held as collateral security for the Secured Obligations.

SECTION 8.08. Receivables.

(a) The names of the obligors, amounts owing, due dates and other information with respect to the Receivables are and will be correctly stated in all records of the Loan Party relating thereto and in all invoices and collateral reports with respect thereto furnished to Lender by the Loan Party from time to time. As of the time when each Receivable arises, the Loan Party shall be deemed to have represented and warranted that such Receivable, and all records relating thereto, are genuine and in all material respects what they purport to be. The Loan Parties will deliver to Lender immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account or other Receivable of the Loan Parties bearing such language of assignment as Lender shall specify.

(b) Except as otherwise provided in this Agreement, each Loan Party will collect and enforce, at the Loan Party’s sole expense, all amounts due or hereafter due to such Loan Party under the Receivables. No Loan Party will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable, except that, prior to the occurrence of an Event of Default, the Loan Parties may reduce the amount of Accounts arising from the sale of Inventory in accordance with their present policies and in the ordinary course of business.

(c) Other than arising from the sale of Inventory in the ordinary course of business consistent with past practices, if (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Loan Party, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the applicable Loan Party will promptly disclose such fact to Lender in writing.

(d) With respect to Receivables constituting Accounts, except as specifically disclosed on the most recent collateral report, (i) all Accounts are Eligible Accounts; (ii) to Loan Party’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Loan Party’s books and records and any invoices, statements and collateral reports with respect thereto or that might result in any material adverse change in such Account Debtor’s financial condition; and (iii) the Loan Party has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition.

(e) Lender may, at any time, in Lender’s own name, in the name of a nominee of Lender, or in the name of the Loan Party communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of the Loan Party, parties to contracts with the Loan Party and obligors in respect of Instruments of the Loan Party to verify with such Persons, to Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Receivables.

SECTION 8.09. Commercial Tort Claims. Except as disclosed to Lender on the Perfection Certificate, the Loan Parties have no Commercial Tort Claims on the Effective Date. The Loan Party shall promptly, and in any event within two Business Days after the same is acquired by it, notify Lender of any Commercial Tort Claim in excess of $50,000 acquired by it and enter into an amendment or supplement to this Agreement, granting to Lender a first priority security interest in such Commercial Tort Claim.

SECTION 8.10. Additional Collateral; Further Assurances; Authorization to File. Subject to applicable Requirements of Law, each Loan Party will cause each domestic Subsidiary formed or acquired after the date of this Agreement, subject to Lender’s prior consent, to become a Loan Party by executing a joinder agreement and, as required, a Guaranty, each in form satisfactory to Lender. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to Lender, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral. Without limiting the foregoing, each Loan Party will, and will cause each domestic Subsidiary to, execute and deliver, or cause to be executed and delivered, to Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, and other documents and such other actions or deliveries of the type required by Section 4.01 or Article IX or that may be requested by Lender in order to have a perfected first priority security interest in the Collateral, as applicable, in each case consistent with the terms of this Agreement), which may be required by any Requirement of Law or which Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to Lender and all at the expense of the Loan Parties. The Loan Parties will, if so requested by Lender, furnish to Lender, as often as Lender requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as Lender may reasonably request, all in such detail as Lender may specify. Each Loan Party hereby authorizes Lender to file all UCC financing statements and other documents and take such other actions as may from time to time be requested by Lender in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by Lender may be filed in any filing office in any UCC jurisdiction and may indicate the Collateral as all assets of a Loan Party or words of similar effect. Each Loan Party also ratifies its authorization for Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

SECTION 8.11. Power of Attorney. Each Loan Party irrevocably authorizes Lender at any time and from time to time in the sole discretion of Lender and appoints Lender as its attorney-in-fact (i) to execute on behalf of the Loan Party as debtor and to file financing statements or amendments (which do not add new collateral or add a debtor) in order to perfect and to maintain the perfection and priority of Lender’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement, (iv) to apply the proceeds of any Collateral received by Lender to the Secured Obligations as provided in Section 2.06, (v) to discharge past due Taxes, assessments, charges, fees or Liens on the Collateral, (vi) to contact Account Debtors or other obligors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of Lender or the Loan Party and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign the Loan Party’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor or other obligors of the Loan Party, assignments and verifications of Receivables, (ix) to exercise all of the Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign the Loan Party’s name on a proof of claim in bankruptcy or similar document against any Account Debtor or other obligor of the Loan Party, (xiii) to prepare, file and sign the Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to the Loan Party to such address as Lender may designate and to receive, open and dispose of all mail addressed to the Loan Party, and (xv) to do all other acts and things necessary to carry out this Agreement; and each Loan Party agrees to reimburse Lender on demand for any payment made or any expense incurred by Lender in connection with any of the foregoing; provided that, this authorization shall not relieve any Loan Party of any of its obligations under this Agreement or under any other Loan Document. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on Lender under this Section are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender agrees that, except for the powers granted in clauses (i) through (v) and (xv) above, it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

THE APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT IN THIS SECTION OR IN ANY SEPARATE PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 2.05. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER LENDER NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR ITS AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN

DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

SECTION 8.12. General Provisions.

(a) Waivers. Each Loan Party hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Loan Parties, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Loan Party waives all claims, damages, and demands against Lender or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Lender or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Loan Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Loan Party hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(b) Limitation on Lender’s Duty with Respect to the Collateral. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is commercially reasonable for Lender (i) to fail to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to fail to obtain governmental or third party consents for the collection or disposition of Collateral, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors or other Persons obligated on Collateral directly or through the use of collection agencies, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons for expressions of interest in acquiring the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. The Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would be commercially reasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(c) Compromises and Collection of Collateral. The Loan Parties agrees that Lender may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Lender in its sole discretion shall determine or abandon any Receivable, and any such action by Lender shall be commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

(d) Secured Party Performance of Debtor Obligations. Without having any obligation to do so, Lender may perform or pay any obligation which the Loan Party has agreed to perform or pay in this Agreement and the Loan Parties shall reimburse Lender for any amounts paid by Lender pursuant to this Section. The Loan Parties’ obligation to reimburse Lender pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

(e) Specific Performance of Certain Covenants. Each Loan Party acknowledges and agrees that a breach of any of the covenants contained in this Article VIII may cause irreparable injury to Lender and the other Secured Parties, that Lender and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Lender to seek and obtain specific performance of other obligations of the Loan Parties contained in this Agreement, that the covenants of a Loan Party contained herein may be specifically enforceable against such Loan Party.

SECTION 8.13. No Individual Foreclosure. No Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Lender on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral provided hereunder and under any other Loan Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement.

SECTION 8.14. Lien Releases. Upon termination of this Agreement, the Collateral automatically shall be released from the Liens in favor of Lender for the benefit of the Secured Parties created hereby all without delivery of any instrument or performance of any act by any party. If any Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by and in accordance with the terms of this Agreement, then the Liens in favor of Lender for the benefit of the Secured Parties created hereunder in such Collateral shall be released. If any Loan Party (other than a Borrower) shall no longer be required to be a Loan Party hereunder upon the consummation of a transaction permitted by and in accordance with the terms of this Agreement, such Loan Party shall automatically be released from its obligations hereunder and the Liens in favor of Lender for the benefit of the Secured Parties created hereunder in the Collateral of such Lender shall be released. In connection with the foregoing, Lender, at the request and sole expense of such Loan Party, shall promptly execute and deliver to such Loan party all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Loan Document on such Collateral.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, facsimile, e-mail or through Lender’s web portal access for Borrower, pursuant to procedures approved by Lender, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the addresses set forth on the Terms Schedule attached hereto. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile, shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) sent by e-mail, shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient. It is expressly understood that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to item (c) of the Reporting Schedule attached hereto unless otherwise agreed by Lender. All notices hereunder shall be delivered as follows:

If to the Loan Parties:

c/o Groop Internet Platform, Inc.

2578 Broadway #607

New York, NY 10025

Attention: John C. Reilly

E-mail: [XXX]

If to Lender:

JPMorgan Chase Bank, N.A.

237 Park Avenue, 6th Floor

New York, NY 10017

Attention: Linda Secka

E-mail: [XXX]

SECTION 9.02. Waivers; Amendments.

(a) No delay on the part of Lender in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by Lender of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. The making of any advance or Loan during the existence of any default or subsequent to the occurrence of a default or when all conditions precedent have not been met shall not constitute a waiver of the default or condition precedent. No waiver or indulgence by Lender of any default is effective unless it is in writing and signed by Lender, nor shall a waiver on one occasion bar or waive that right on any future occasion.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and Lender, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by Lender and the Loan Party or Loan Parties that are parties thereto.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Loan Parties, jointly and severally, are liable to Lender and agree to pay all costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiation, preparation, execution, filing, recording, amendment, modification, supplementing and waiver of this Agreement and the other Loan Documents (whether or not the Transactions are consummated), the making, servicing, enforcing and collection of the Loans, preserving and protecting the Collateral, and the realization on any Collateral and any other amounts owed under this Agreement or the other Loan Documents, including without limitation reasonable attorneys’ fees, appraisals and insurance reviews, field examinations, background checks, fees and other charges for lien and intellectual property searches, good standing certificates ,filing of financing statements and other actions to perfect, protect and continue Lender’s Liens, lock boxes, and court costs. These costs and expenses include without limitation any costs or expenses incurred by Lender in any workout, restructuring, bankruptcy, reorganization, insolvency or other similar proceeding involving any Loan Party, property of any Loan Party, or the Collateral. The obligations of the Loan Parties under this Section shall survive the termination of this Agreement.

(b) The Loan Parties, jointly and severally, shall indemnify Lender, its parent companies, Subsidiaries, Affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the “Indemnified Persons”) harmless from any and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys’ fees (including the fees and expenses of any attorneys engaged by the Indemnified Person) and amounts paid in settlement (collectively, the “Claims”) to which any Indemnified Person may become subject arising out of or relating to this Agreement, any other Loan Document or any agreement or instrument contemplated thereby, the performance of the parties hereto of their respective obligations, the Transactions, any Loan or extension of credit hereunder or the use of proceeds therefrom, except to the limited extent that the Claims are proximately caused by the Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this Agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

(c) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnified Person (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or other extensions of credit made hereunder or the use of the proceeds thereof; provided that, nothing in this paragraph (c) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnified Person against special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party.

(d) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) Lender shall have the right without the consent of or notice to any Loan Party to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits under this Agreement or any other Loan Document, including any Loan or Obligation hereunder. Each Loan Party agrees that Lender and its Affiliates may at any time work together and share any information about each Loan Party and its Affiliates. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void).

(b) Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans or extension of any other credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligation is outstanding and so long as the Commitment has not expired or terminated. The provisions of Section 2.11 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Electronic Execution.

(a) This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document, and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, such other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form (including deliveries by fax, emailed pdf. or any other electronic means that reproduces an image of an actual executed page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Lender has agreed to accept any Electronic Signature, Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Lenders, Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Lender may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against Lender for any liabilities arising solely from Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of Borrower and/or each Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Governing Law; Jurisdiction; Consent to Service of Process. The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the state of New York, but giving effect to federal laws applicable to national banks. Each Loan Party agrees that any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought by Lender in any state or federal court located in the Governing State, as Lender in its sole discretion may elect. By the execution and delivery of this Agreement, each Loan Party submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. Each Loan Party waives any claim that the Governing State is not a convenient forum or the proper venue for any such suit, action or proceeding. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

SECTION 9.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 9.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.11. Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, forward, spot, future, credit default or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of Borrower, (h) to holders of Equity Interests in a Borrower, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Lender on a non-confidential basis from a source other than the Loan Parties. For the purposes of this Section, “Information” means all information received from any Loan Party relating to the Loan Parties or their business, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by the Loan Parties; provided that, in the case of information received from the Loan Parties after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.12. Nonrelevance; Violation of Law. Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Obligations provided for herein. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to Borrower in violation of any Requirement of Law.

SECTION 9.13. USA PATRIOT Act. Lender is subject to the requirements of the USA PATRIOT Act and hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.14. Disclosure. Each Loan Party hereby acknowledges and agrees that Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by Lender.

SECTION 9.16. Marketing Consent. Borrower hereby authorizes Lender, at its sole expense, but without any prior approval by Borrower, to publish such tombstones and give such other publicity to this Agreement as it may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until Borrower notifies Lender in writing that such authorization is revoked.

SECTION 9.17. Interpretation; Incorporation by Reference. To the extent only one Person is named as a Borrower on the cover page hereof and otherwise in this Agreement, all references herein to “Borrower” or “Borrower” shall be deemed to refer to such Person individually. Any and all Schedules and Exhibits attached hereto are hereby incorporated herein by reference and made a part of this Agreement. Unless the context requires otherwise, all references herein to Sections, Schedules, and Exhibits shall be construed to refer to Sections of, and Schedules, and Exhibits to, this Agreement.

SECTION 9.18. Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to Lender for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by Lender or any other Person. Each Borrower’s liability for the Secured Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrower. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until Lender has been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of Lender to extend credit to Borrower. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (ii) the absence of any attempt to collect any of the Secured Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to Lender, (iv) the failure by Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or Lender’s release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Secured Obligations, (vi) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party. After the occurrence and during the continuance of any Event of Default, Lender may proceed directly and at once, without notice to any Borrower, against any or all of Loan Parties to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require Lender under applicable law to pursue or exhaust its remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Secured Obligations.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

TALKSPACE NETWORK LLC

By:	/s/ Mark Hirschhorn

Name:	Mark Hirschhorn

Title:	President

GROOP INTERNET PLATFORM, INC.

By:	/s/ Mark Hirschhorn

Name:	Mark Hirschhorn

Title:	President

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Linda Secka

Name:	Linda Secka

Title:	Authorized Signatory

[Signature Page to Credit and Security Agreement]

Exhibit A

Definitions

Terms defined in the UCC which are used in Article IX herein and not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the UCC, including without limitation: “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Equipment”, “Fixture”, “General Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, and “Supporting Obligation”.

“Account Debtor” means any Person obligated on an Account or other Receivable.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any of Borrower or any of their Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” is (x) in respect of each Revolving Loan, one-half of one percent (0.50%) per annum and (y) in respect of each Term Loan, one and one-half of one percent (1.50%) per annum.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment, and (ii) the Borrowing Base minus (b) the Revolving Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitment.

“Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries by Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), (e) Letters of Credit, and (f) any other commercial banking services.

“Banking Services Obligations” means any and all obligations of the Loan Parties or its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; provided, however, Banking Services Obligations in respect of Lease Financing shall be limited to Lease Deficiency Obligations.

“Beneficial Ownership Certification” means a certification (in the Perfection Certificate or otherwise) regarding the beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means, each and together, jointly and severally, TALKSPACE NETWORK LLC, a Delaware limited liability company, and GROOP INTERNET PLATFORM, INC., a Delaware corporation.

“Borrowing Base” means, at any time, the sum of (a) eighty percent (80%) of Eligible Accounts at such time, minus (b) Reserves. Lender may, in its Permitted Discretion, reduce the advance rate set forth above, adjust Reserves, or reduce one or more of the other elements used in computing the Borrowing Base.

“Borrowing Base Certificate” means a certificate in the form of Schedule 1 attached hereto, or such other form acceptable to Lender in its sole discretion, signed and certified as accurate and complete by a Financial Officer of Borrower.

“Borrowing Request” means a request by Borrower for a Loan in accordance with Section 2.03.

Definitions Schedule

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) fully insured (if issued by a bank other than Lender) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000.00; and (c) commercial paper of a domestic issuer maturing within 270 days from the date of acquisition thereof if at the time of purchase such paper is rated in one of the two highest rating categories of S&P or Moody’s.

“Change in Control” means (a) the consummation of any transaction or series of related transactions which results in the holders of Equity Interests of Borrower immediately before such consummation holding, directly or indirectly, less than 50.1% of the Equity Interests of Borrower after giving effect to such transactions; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of each Borrower by Persons who were not (i) directors of such Borrower on the date of this Agreement, (ii) nominated, appointed, or approved for consideration by shareholders for election by the board of directors of such Borrower, (iii) approved by the board of directors of such Borrower as director candidates prior to their election, nor (iv) appointed by directors so nominated, appointed, or approved; or (c) Borrower shall cease to own, free and clear of all Liens or other encumbrances (other than Liens in favor of Lender), 100% of the outstanding voting Equity Interests of each Subsidiary on a fully diluted basis.

“Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority; or (c) compliance by Lender with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.15.

“Claims” has the meaning assigned to such term in Section 9.03(b).

“Class”, when used in reference to any Loan, refers to whether such Loan is a Revolving Loan or Term Loan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or intended to be, subject to a security interest or Lien in favor of Lender, on behalf of the Secured Parties, to secure the Secured Obligations, including all Collateral as defined in Section 8.01; provided, “Collateral” shall not include any Excluded Property.

Definitions Schedule

“Collateral Documents” means, collectively, this Agreement, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations.

“Commitment” means the sum of the Revolving Commitment and any other commitment by Lender to make Loans.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit B (or in such other form acceptable to Lender in its sole discretion), signed and certified as accurate and complete by a Financial Officer of Borrower.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an agreement, in form and substance reasonably satisfactory to Lender, among a Loan Party, a bank, financial institution, securities intermediary or other Person, and Lender, with respect to any Deposit Accounts, Investment Property and other Equity Interests, Letter-of-Credit Rights, or electronic Chattel Paper.

“Default” or “default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deferred Revenue” means all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“dollars” or “$” refers to lawful money of the United States of America.

“Draw Period” means the period of time from the Effective Date through the earlier to occur of (a) the date that is twelve (12) months after the Effective Date or (b) an Event of Default.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Accounts” means, at any time, the Accounts of a Borrower payable in U.S. dollars which Lender determines in its Permitted Discretion are eligible as the basis for the extension of credit hereunder. Without limiting Lender’s discretion provided herein, Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of Lender;

(b) which is subject to any Lien other than (i) a Lien in favor of Lender and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of Lender;

Definitions Schedule

(c) (i) which is unpaid more than 120 days after the date of the original invoice therefor or more than 60 days after the original due date therefor, or (ii) which has been written off the books of Borrower or otherwise designated as uncollectible;

(d) which is owing by an Account Debtor for which more than 25% of the Accounts owing from such Account Debtor and its Affiliates are ineligible under clause (c) hereof;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Borrower exceeds 25% of the aggregate Eligible Accounts;

(f) with respect to which any covenant, representation, or warranty contained in this Agreement has been breached or is not true or which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to Lender which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason or which represents a newly created receivable for the unpaid portion of an Account which was previously partially paid;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, (vi) ceased operation of its business, or (vii) sold all or substantially all of its assets;

(k) which is owed by an Account Debtor which is not organized or does not maintain its chief executive office in the U.S.;

(l) which is owed by any Governmental Authority;

(m) which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(n) which is owed by a creditor or a supplier, but only to the extent of any indebtedness owed to such person, or is subject to any counterclaim, deduction, defense, setoff, dispute, reduction, credit, adjustment (other than discounts and adjustments given in the ordinary course of business), security deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(o) which is evidenced by any promissory note, chattel paper, or instrument;

(p) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

Definitions Schedule

(q) which is for goods that have been sold under a purchase order or other agreement (written or oral) that indicates or purports that any Person other than Borrower has or has had an ownership interest in such goods, or which indicates any party other than Borrower as payee; or

(r) which Lender determines may not be paid by reason of the Account Debtor’s inability to pay or which Lender otherwise determines is unacceptable in its Permitted Discretion.

(s) which constitutes Deferred Revenue; or

(t) which is payable in any currency other than dollars.

In the event that an Account of a Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or Borrower shall notify Lender thereof on and at the time of submission to Lender of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Borrower, the face amount of an Account may, in Lender’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Event” means, with respect to any Loan Party (a) any of the events set forth in Section 4043(c) of ERISA has occurred, other than events for which the thirty (30) day notice period has been waived, or (b) the termination of, or withdrawal from, any employee benefit plan which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

“Event of Default” means any event or condition identified as such in Section 7.01.

“Excluded Property” means, with respect to any Loan Party, (i) any lease, license, contract or other agreement of such Loan Party if the grant of a security interest in such lease, license, contract or other agreement in the manner contemplated by the Loan Documents is prohibited under the terms of such lease, license, contract or other agreement or under applicable law or would result in default thereunder, the termination thereof, or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both), other than to the extent (x) such prohibition or limitation is rendered ineffective pursuant to the Uniform Commercial Code or other applicable law or principles of equity or (y) such prohibition or limitation or the requirement for any consent contained in such lease, license, contract or other agreement or applicable law is eliminated or terminated to the extent sufficient to permit any such item to become Collateral or such consent has been granted or waived or the requirement for such consent has been terminated, (ii) government licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that Lender may not validly possess a security interest therein under, or such security interest is restricted by, applicable law (including rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition (but excluding proceeds of any such governmental licenses), (iii) any “intent to use” trademarks at all times prior to the first use thereof or the recording of a statement of use or amendment to allege use with the United States Patent and Trademark Office, and (iv) any bank account

Definitions Schedule

to the extent used exclusively to hold funds for the following purpose and disclosed to Lender as such: (A) payroll and other employee wage and benefit accounts, (B) sales or similar tax accounts, or (C) escrow, fiduciary, or trust accounts for the benefit of unaffiliated third parties, and in the case of clauses (A) through (C), the funds or other property held in or maintained in any such account; provided, however, that any proceeds, substitutions or replacements of any Excluded Property shall not constitute Excluded Property (unless such proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Property).

“Excluded Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.).if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such swap obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such related swap obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or such Lender immediately before it changed its lending office, (c) Taxes attributable to a Lender’s failure to comply with Section 2.11(e), and (d) Taxes imposed under FATCA.

“Extenuating Circumstance” means any period during which Lender has determined in its sole discretion (i) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Lender’s web portal access for Borrower, and (ii) to accept a Borrowing Request or Interest Election Request telephonically.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the acceleration of the Obligations under the Term Loan pursuant to the terms of this Agreement, (c) the prepayment of the Term Loan in full pursuant to the terms of this Agreement, (d) the first Business Day immediately following the expiration of the Draw Period if the aggregate amount available pursuant to Section 2.02 has not been advanced by Lender, or (e) the occurrence and continuance of an Event of Default, in an amount equal to $412,500.

Definitions Schedule

“Financial Officer” means the chief financial officer, chief accounting officer, treasurer or controller or any other officer of any Borrower.

“Funding Account” means the deposit account of Borrower maintained with Lender to which Lender is authorized by Borrower to transfer the proceeds of any Loan(s) requested or authorized pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the U.S.

“Governing State” means the State of New York.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly.

“Guarantor” means each Loan Party (if any) other than a Borrower.

“Guaranty” means the Guaranty executed by Guarantor in favor of Lender, and each separate Guarantee, in form and substance satisfactory to Lender, delivered by a Guarantor.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out, (l) any other Off-Balance Sheet Liability of such Person, and (m) all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements relating to any swap, forward, spot, future, credit default or derivative transaction, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any agreements relating to any swap, forward, spot, future, credit default or derivative transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Persons” has the meaning assigned to such term in Section 9.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Interest Payment Date” means the first Business Day of each calendar month, the Revolving Line Maturity Date, and the Term Loan Maturity Date.

Definitions Schedule

“LC Collateral Account” has the meaning assigned to such term in Section 2.10(h).

“LC Disbursement” means any payment made by Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all payments made by Lender relating to Letters of Credit that have not yet been reimbursed by or on behalf of any Loan Party at such time.

“Lease Deficiency Obligations” means after default, repossession and disposition of the Equipment which is the subject of or which secures a Lease Financing, the amount, if any, by which (i) any and all obligations of the Loan Parties to a Lessor, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with a specific Lease Financing, exceeds (ii) the Net Proceeds realized by the Lessor upon the disposition of the Equipment which is the subject of or which secures the specific Lease Financing.

“Lease Financing” means (i) a lease of specific Equipment as defined in Article 2-A of the UCC, and (ii) a secured financing transaction secured by specific Equipment, whether that transaction is called a lease or a loan, entered into by any Loan Party with Lender or any of its Affiliates (in this context, the “Lessor”).

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.10(b).

“Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, each Letter of Credit Agreement, the Collateral Documents, the Warrant, the Guaranty (if any), each Borrowing Base Certificate, each Compliance Certificate, and all other agreements, instruments, documents and certificates identified in or contemplated by Section 4.01 executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits, riders or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, all waivers thereunder, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means Borrower, Borrower’s Subsidiaries, and any other Person who becomes a party to this Agreement and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by Lender pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or Lender’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Lender under any of the Loan Documents.

Definitions Schedule

“Material Agreement” means any agreement to which a Borrower or Loan Party is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of the Loan Parties in an aggregate principal amount exceeding $100,000.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset, the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by a Lien permitted by Sections 6.01(b) and 6.02(b) on such asset subject to mandatory prepayment as a result of such event and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of Borrower).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, any Lease Financing, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to Lender or any indemnified party individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents (other than the Warrant) or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof, including, without limitation, Banking Services Obligations and all LC Exposure; provided, however, that the definition of “Obligations” shall not create any Guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of such Loan Party.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to a Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Perfection Certificate” means that certain Perfection Certificate dated as of the Effective Date executed by Borrower.

Definitions Schedule

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Indebtedness” means (a) the Secured Obligations; (b) Indebtedness existing on the date hereof and set forth in the Perfection Certificate delivered to Lender and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (h) hereof; (c) Indebtedness of a Loan Party to another Loan Party; (d) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (e) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business; (f) Subordinated Indebtedness; (g) Indebtedness secured by Liens permitted under clause (f) of the definition of “Permitted Liens” hereunder; (h) Indebtedness not exceeding $100,000 in the aggregate at any one time and (i) any extensions, renewals, refinancings and replacements of any such Indebtedness so long as (x) the principal amount of such refinancing or replacement does not exceed the principal amount of the Indebtedness except by an amount equal to unpaid accrued interest, fees and premiums and (y) such refinancing or replacement has a final maturity date of at least ninety-one (91) days after the final maturity date hereof.

“Permitted Investments” means: (a) Cash Equivalents, subject to Control Agreements in favor of Lender or otherwise subject to a perfected security interest in favor of Lender; (b) investments in existence on the date hereof and disclosed in the Perfection Certificate; (c) investments by Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to Section 8.01, and (ii) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under the immediately following subsection (d)) shall not exceed $100,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); (d) loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to this Agreement, and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under the immediately preceding subsection (c)) shall not exceed $100,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); (e) loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 in the aggregate at any one time outstanding; (f) notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices; and (g) investments received in connection with the disposition of assets permitted by Section 6.05.

“Permitted Liens” means (a) Liens incurred in the ordinary course of business securing current non-delinquent liabilities for worker’s compensation, unemployment insurance, social security and pension liabilities (other than Liens imposed by ERISA), (b) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04, (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04, (d) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon, (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party, (f) purchase money Liens (x) on equipment acquired or held by a Loan Party incurred for financing the acquisition of the equipment securing no more than $100,000 in the aggregate amount outstanding, or (y) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment, (g) Liens disclosed in the Perfection Certificate delivered on the Effective Date or created under this Agreement and the other Loan Documents, (h) non-exclusive licenses, sublicenses and similar arrangements for the use of intellectual property granted to third parties in the ordinary course of business, (i) Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(e) and (j) Liens not exceeding $100,000 in the aggregate amount outstanding.

Definitions Schedule

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” means all Investment Property and Equity Interests (whether or not constituting Investment Property) issued by any Person owned by any Loan Party, whether or not certificates or instruments evidencing or representing such Investment Property or Equity Interests are physically delivered to Lender pursuant to this Agreement.

“Prepayment Event” means: (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Section 6.05; (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $75,000; or (c) the incurrence by any Loan Party or any Subsidiary of any Indebtedness other than Permitted Indebtedness.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Lender) or any similar release by the Federal Reserve Board (as determined by Lender). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person, and (b) any statute, law (including common law), treaty, rule regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which Lender deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, unindemnified or under indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Revolving Commitment” means the commitment of Lender to make Revolving Loans hereunder up to Five Million Dollars ($5,000,000).

“Revolving Maturity Date” means March 15, 2023.

Definitions Schedule

“Revolving Exposure” means the sum of the aggregate outstanding principal amount of Revolving Loans and the LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region, or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) , or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secured Obligations” means all Obligations, together with all Banking Services Obligations owing to Lender or its Affiliates.

“Secured Parties” means (a) Lender, (b) each Affiliate of Lender that provides Banking Services, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and assigns of each of the foregoing.

“SPAC Transactions” has the meaning assigned to such term in the Warrant.

“Statements” has the meaning assigned to such term in Section 2.12(d).

“Subordinated Indebtedness” means, with respect to a Person, any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations pursuant to a subordination agreement acceptable to Lender in its reasonable business judgement.

“Subsidiary” means any direct or indirect subsidiary of a Loan Party.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” and “Term Loans” is defined in Section 2.02.

“Term Loan Maturity Date” means the day that is thirty-six (36) months after the expiration of the Draw Period.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the Governing State or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“U.S.” means the United States of America.

Definitions Schedule

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Warrant” means that certain Warrant to Purchase Common Stock dated as of the Effective Date between Borrower and Lender, as may be modified, amended or supplemented from time to time.

Definitions Schedule

Exhibit B

Compliance Certificate

To: JPMorgan Chase Bank, N.A.

This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of March 15, 2021 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) by and among TALKSPACE NETWORK LLC, a Delaware limited liability company, and GROOP INTERNET PLATFORM, INC., a Delaware corporation (each and collectively, jointly and severally, “Borrower”), , the other Loan Parties and JPMorgan Chase Bank, N.A., as Lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON BEHALF ALL LOAN PARTIES, THAT:

1. I am the duly elected ___________ of Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Loan Parties during the accounting period covered by the attached financial statements and such financial statements present fairly in all material respects the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP consistently applied subject to the absence of footnotes in any quarterly or monthly financial statements.

3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.02 of the Agreement;

4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given Lender the notice required by the Credit Agreement; and

5. Schedule I attached hereto sets forth financial data and computations evidencing Borrowers’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which Borrower have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

Schedule I to Compliance Certificate

Compliance as of _________, ____ with

Section 5.13 of the Agreement

Schedule I must include detailed calculation tables for all components of the financial covenant calculations. Sample calculation tables are set forth below.

5.13 Financial Covenant.

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this _______ day of ___________________.

TALKSPACE NETWORK LLC

By:

Name:

Title:

GROOP INTERNET PLATFORM, INC.

By:

Name:

Title:

SCHEDULE 1

FORM OF BORROWING BASE CERTIFICATE